Exhibit 10.23

AMENDMENT TO CALIFORNIA GOLD CORP.
SECURITIES PURCHASE AGREEMENT,
10% CONVERTIBLE NOTES
AND
WARRANT EXCHANGE AGREEMENT

This (i) Amendment (the “Amendment”) to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated November 15, 2013 of California Gold Corp., a Nevada corporation (the “Company”), and related 10% Convertible Notes (the “Convertible Notes”) and (ii) Warrant Exchange Agreement (the “Exchange Agreement”) with respect to certain warrants (the “Warrants”) to purchase shares of  the Company’s common stock, par value $0.01 per share (the “Common Stock”), is entered into as of the 6th day of February 2014, by and between the Company and the undersigned holder (the “Holder”) of one of the Convertible Notes and certain of the Warrants.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Securities Purchase Agreement, the Convertible Notes and the Warrants, as applicable.

WHEREAS, the Holder owns the Convertible Notes listed on Schedule A hereto, which Convertible Notes represent all of the Holder’s Convertible Notes acquired from the Company in a private placement offering (the “Offering”) that closed on November 15, 2013 (the “Closing Date”); and

WHEREAS, the Holder owns the Warrants listed on Schedule B hereto, which Warrants represent all of the Holder’s Warrants acquired from the Company in the Offering on the Closing Date; and

WHEREAS, in connection with a proposed corporate acquisition, the Company wishes to modify its capital structure including by changing certain terms of the Convertible Notes and exchanging the Warrants for shares of Common Stock, and the Holders agree to these modifications.

NOW, THEREFORE, for valuable consideration the sufficiency of which is hereby acknowledged by the parties, the Company and the Holder agree as follows:

1.            Change in Reverse Split Ratio.  The Reverse Split shall be effected at a ratio of one for one hundred (1:100) such that the Conversion Price of the Convertible Notes adjusted for the Reverse Split shall be $0.10 per share and the Holder, upon mandatory conversion of the Convertible Notes, shall receive the number of shares of Company’s Series B Convertible Preferred Stock indicated in Column C of Schedule A.

2.     Warrants Exchange.  Simultaneously with the execution of this Amendment, the Holder hereby agrees that the Warrants shall automatically, without the necessity of any action by the Holder or the Company, be exchanged into the right to receive, upon effectiveness of the Reverse Split, that number of restricted shares (the “Exchange Shares”) of the Company’s common stock indicated in Column C of Schedule B, calculated at the exchange ratio listed in Column B of Schedule B.  Upon such exchange, the Warrants shall no longer be outstanding and shall be canceled by the Company.  Following effectiveness of the Reverse Split, the Company shall promptly cause to be delivered to the Holder certificates representing the Exchange Shares.

3.     The Holder acknowledges that the representations and warranties made by the Holder in Section 2 of the Securities Purchase Agreement are true and correct as of the date hereof and with respect to the Exchange Shares.

4.     In connection with the Warrant exchange hereunder, on or about the date hereof the Holder shall surrender such Holder’s Warrants to a nationally recognized overnight delivery service for delivery to the Company at the following address: c/o Gottbetter & Partners, LLP (“G&P”), 488 Madison Avenue, 12th Floor, New York, NY 10022, attention: Kathleen Rush, if the Warrants are not already held by G&P.

5.     This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

 [Signature Page Follows]

IN WITNESS WHEREOF, this Amendment and Exchange Agreement has been executed by the Company and the holder of the Company Notes and Warrants as of the date first written above.

CALIFORNIA GOLD CORP.

By: _____________________________
Name: James D. Davidson
Title: Chief Executive Officer and President

ACCEPTED AND AGREED BY HOLDER:

By: __________________________________ Name: Title:

SCHEDULE A

(A) Principal Amount of the Notes	(B) Post-Amendment Conversion Price	(C) No. of Shares Issuable Upon Conversion at the Post-Amendment Conversion Price
$0.10

SCHEDULE B

(A) Number of Warrant Shares	(B) Exchange Ratio	(C) Number of Post-Exchange Common Shares
1.23077